CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-268697 on Form S-6 of our report dated December 19, 2022, relating to the financial statement of FT 10530, comprising Dividend & Income Select Closed-End Portfolio, Series 100, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 19, 2022